Exhibit 1.1

[*] Shares

CENTOGENE N.V.

Common Shares

FORM OF UNDERWRITING AGREEMENT

                  , 2020

CREDIT SUISSE SECURITIES (USA) LLC

SVB LEERINK LLC

As Representatives of the several Underwriters

c/o CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

c/o  SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

1.             INTRODUCTORY.

(i)            Centogene N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of [*] common shares with a nominal value of €0.12 per share (the “Common Shares”) of the Company (the “Company Firm Shares”).

(ii)           Certain shareholders of the Company named in Schedule B hereto (the “Selling Shareholders,” or, each, a “Selling Shareholder”) propose to sell, pursuant to the terms of this Agreement, to the several Underwriters an aggregate of [*] Common Shares of the Company (the “Selling Shareholder Firm Shares” and together with the Company Firm Shares, the “Firm Shares”).

(iii)          The Selling Shareholders also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional [*] Common Shares of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Offered Shares”.

(iv)          Credit Suisse Securities (USA) LLC and SVB Leerink LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.             REPRESENTATIONS AND WARRANTIES.

(i)            Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date, and agrees with the several Underwriters that:

(a)           Registration Statement.  A registration statement of the Company on Form F-1 (File No. 333-[*]) (including any amendments thereto, the “Initial Registration Statement”) in respect of the Offered Shares has been filed with the Securities and Exchange Commission (the “Commission”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).  The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Rules and Regulations.  Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the Offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(i)(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Offered Shares has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”).  The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.”  If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

(b)           General Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule D hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 19).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means [*] P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Offered Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)           No Stop Orders; No Material Misstatements.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Offered Shares as described in the Registration Statement (the “Offering”) has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s Knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)           Registration Statement and Prospectus Contents.  At the respective times the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)           Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(i)(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from each such Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)            Non-Deal Road Show.  The written and oral communications made by the Company in connection with its non-deal road show on June 16, 2020 to June 23, 2020 (the “NDR”) do not include any material non-public information, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and do not refer to the offering of the Offered Shares or constitute an offering of the Offered Shares, or constitute an offering of the Offered Shares.

(g)           Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(i)(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)           Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(i)            Emerging Growth Company.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(j)            Not an Ineligible Issuer.  At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(k)           Testing the Waters Communications.  The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.

(l)            Organization and Good Standing.  The Company has been duly incorporated and is validly existing as a Dutch public company with limited liability (naamloze vennootschap).  Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, or the equivalent thereof under the laws of the jurisdiction of such subsidiary’s incorporation or organization, in good standing (where such concept exists) under the laws of such jurisdiction.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as corporations, partnerships or limited liability companies, as applicable, or the equivalent thereof under the laws of the jurisdiction of their respective incorporation or organization, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule F hereto.

(m)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           The Offered Shares.  The Company Firm Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and any preemptive or similar rights with respect to the issuance of the Company Firm Shares are validly excluded.

(o)           Capitalization.  The Company has an authorized share capital as set forth under the heading “Principal and Selling Shareholders” in the Pricing Prospectus, and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with Dutch law, as applicable, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company have been duly authorized and validly issued and were issued in compliance with Dutch law.  None of the outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of the date set forth in the General Disclosure Package, there were no authorized or outstanding shares, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described above or accurately described in the General Disclosure Package.  Since such date, the Company has not issued any securities other than Common Shares issued pursuant to the exercise of warrants or upon the exercise of share options or other awards outstanding under the Company’s equity incentive plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Shares pursuant to employee stock purchase plans.  The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(p)           Capitalization of Subsidiaries.  All of the outstanding share capital (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(q)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Company Firm Shares and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as disclosed in the General Disclosure Package and the Prospectus, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries (including but not limited to any change of control) or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(r)            No Consents Required.  Except for the registration of the Offered Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq Global Market in connection with the purchase and distribution of the Offered Shares by the Underwriters and the listing of the Offered Shares on the Nasdaq Global Market, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Offered Shares or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(s)            Independent Auditors.  Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (“Ernst & Young”) who have audited certain financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(t)            Financial Statements.  The financial statements, together with the related notes and schedules, included in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the General Disclosure Package.  The financial statements, together with the related notes, included in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, or included in the Registration Statement, the General Disclosure Package or the Prospectus.  The summary and selected financial data included in the General Disclosure Package, the Prospectus and the Registration Statement fairly present in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(u)           No Material Adverse Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) any change in the authorized share capital or outstanding shares (other than the issuance of Common Shares upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(v)           Legal Proceedings.  Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the HHS Office of Inspector General, U.S. Centers for Disease Control and Prevention (“CDC”), HHS Centers for Medicare & Medicaid Services (“CMS”) Division of Clinical Laboratory Improvement & Quality, Massachusetts Department of Public Health (“DPH”) Clinical Laboratory Program, or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the Company’s Knowledge, no such proceedings are threatened by governmental or regulatory authorities.  The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or medical devices, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

(w)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA, CDC, CMS, HHS, DPH or by any comparable foreign, federal, state or local governmental or regulatory authority) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(x)           Licenses or Permits.  The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA, CDC, CMS, HHS, DPH or by any comparable foreign, federal, state or local governmental or regulatory authority performing similar functions) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(y)           Regulatory Matters.  The studies and tests for biomarker development conducted by the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls designed and approved for the Company Studies and all applicable U.S. and foreign laws and industry guidance, including without limitation International Conference on Harmonisation Good Clinical Practices, European Union Clinical Trial Directive ((EC) No. 2001/20/EC) and any applicable European Union member state national legislation related thereto; the descriptions of the results of the Company Studies contained in the General Disclosure Package and Prospectus are accurate in all material respects; the Company does not have any knowledge of any other studies not described in the General Disclosure Package and Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the General Disclosure Package and Prospectus, except as would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring where such termination, suspension or material modification of any Company Studies that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s Knowledge, there are no reasonable grounds for the same.  In using or disclosing patient information received by the Company in connection with the Company Studies, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.) (collectively “HIPAA”) and the rules and regulations thereunder, 42 C.F.R. Part 2, the Genetic Information and Non-discrimination Act of 2008 “GINA”, the Federal Policy for the Protection of Human Subjects (the “Common Rule”, including 45 C.F.R. Part 46 and 21 C.F.R. Part 50), and applicable state genetic information privacy laws, rules, and regulations.

(z)           Regulatory Compliance.    The Company has not received any unresolved Form FDA 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C § 301 et seq.) (the “FDCA”) or comparable law.  The Company and its managing directors, and, to the Company’s knowledge, supervisory directors, officers, employees and agents are and have been in material compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims

Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.) the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, including, without limitation, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulation promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company(collectively, “Health Care Laws”).  The Company has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s Knowledge, no third-party has initiated or conducted any such notice or action.

(aa)         Investment Company Act.  Neither the Company nor any of its subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)         Intellectual Property.  Except as disclosed in the General Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess the valid right to use all valid and enforceable patents, patent applications, inventions, trademarks, trademark registrations, trade names, service marks, service mark registrations, Internet domain names, copyrights, copyright registrations, licenses, works of authorship, formulae, know how, software, databases, and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus; (ii) the Company and its subsidiaries have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights owned by or licensed to the Company or its subsidiaries; (iii) to the Company’s Knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not infringe, misappropriate or otherwise violate any valid and enforceable Intellectual Property Rights of any other person; (iv) all licenses for the use of the Intellectual Property Rights to which the Company or its subsidiaries are a party and that are described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms; (v) the Company and its subsidiaries have complied with and are not in breach, nor have received any written asserted or threatened claim of breach, of any

Intellectual Property license to which they are a party and that is described in the General Disclosure Package and Prospectus, and neither the Company nor its subsidiaries have knowledge of any breach or anticipated breach by any other person to any such Intellectual Property license; (vi) to the Company’s Knowledge, no written claim has been made against the Company or its subsidiaries alleging the infringement by the Company or its subsidiaries, respectively, of any patent, trademark, service mark, trade name, copyright, trade secret or other intellectual property right of any person; (vii) the Company and its subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard the confidentiality of their respective Intellectual Property Rights, the value of which to the Company and its subsidiaries is contingent upon maintaining the confidentiality thereof, including the execution of appropriate nondisclosure and confidentiality agreements; and (viii) to the Company’s Knowledge, neither the Company nor any of its subsidiaries is using any software that is licensed under any “open source” or other similar license that requires that any of the Company’s or its subsidiaries’ owned and proprietary software be publicly distributed or dedicated to the public.

(cc)         Privacy Laws.

i.              “Privacy Laws” means any applicable data privacy and security laws and regulations, including but not limited to the Children’s Online Privacy Protection Act, the Telephone Consumer Protection Act, the California Online Privacy Protection Act, the Video Privacy Protection Act, the Communications Decency Act, the Payment Card Industry Data Security Standard, the CAN-SPAM Act, HIPAA, GINA, 42 C.F.R. Part 2, state genetic information and healthcare privacy laws, the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”) together with any national state GDPR-implementing laws in any Member State of the European Union, Directive 2002/58/EC and best practices, codes of conduct, official interpretation and guidance, self-regulatory guidelines and codes, applicable published industry standards and published interpretations by applicable governmental authorities and regulations relating to data protection and including any U.S. state or federal, or EU Member State genetic information privacy laws.

ii.             Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have provided accurate and all required disclosures to their customers, employees, third party vendors and representatives with respect to their privacy policies and privacy practices, including providing any type of notice and obtaining any type of consent required by Privacy Laws applicable to the Company or its subsidiaries, and such disclosures have not contained any omissions related to the privacy policies and privacy practices of the Company and its subsidiaries and (ii) each privacy policy and all materials distributed or marketed by the Company and its subsidiaries have at all times included all information and made all disclosures to users or customers required by applicable Privacy Laws, and none of such disclosures made or contained in any such privacy policy or in any such materials has been inaccurate, misleading or deceptive in violation of applicable Privacy Laws.

iii.            Except as disclosed in the General Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any written communication from any governmental authority that alleges that the Company or any of its subsidiaries is not in compliance with the applicable privacy, security, transaction standards, breach notification or other provisions and requirements of any Privacy Laws.

(dd)         IT Systems.  Except as disclosed in the General Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, (i) (x) there has been no security breach or other compromise of any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its subsidiaries have not been notified in writing of, any security breach or compromise to their IT Systems and Data, and (ii) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practice.

(ee)         Title to Real and Personal Property.  The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or to the Company’s Knowledge, have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects except those that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(ff)          No Labor Dispute.  There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s Knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened.

(gg)         Compliance with ERISA.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code.  The Company and its subsidiaries have not incurred and could not reasonably be expected to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s Knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(hh)         Environmental Laws and Hazardous Materials.  The Company and its subsidiaries are in compliance in all material respects with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability that would have a Material Adverse Effect; and, to the Company’s Knowledge, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances.

(ii)           Taxes.  The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and non-U.S. tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and non-U.S. taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.

(jj)           Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(kk)         Accounting Controls.  Except as set forth in the General Disclosure Package, the Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (such act, the “Exchange Act,” and such rules and regulations, the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is overseen by the audit committee of the Company’s supervisory board in accordance with rules of Nasdaq Stock Market.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(ll)           Disclosure Controls.  The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been reasonably designed to ensure that information required to be disclosed by the Company on a consolidated basis with its subsidiaries in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.

(mm)      No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

(nn)         No Registration Rights.  No person or entity has the right to require registration of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(oo)         Other Offerings.  The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than securities issued pursuant to equity incentive plans, employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp)         Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(qq)         No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering and sale of the Offered Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(rr)           No Restrictions on Subsidiaries.  Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)          PFIC.  The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, and the Company is not likely to become a PFIC.

(tt)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company, or to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any currently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(vv)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any managing director, supervisory director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Dutch Criminal Code, or any applicable anti-corruption laws, rules or regulations of the European Union or any other jurisdiction in which the Company or any subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person.

(ww)       Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or to result in a violation of Regulation M under the Exchange Act.

(xx)         Statistical and Market Data.  The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(yy)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)         Compliance with OFAC.

(A)                              Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any managing director, supervisory director, officer, employee or agent thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:  (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or any Dutch or German government agency (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (currently, Cuba, Iran, North Korea, Syria and the Crimea).

(B)                               The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:  (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(C)                               For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo, except as disclosed in the General Disclosure Package and the Prospectus.

(aaa)      No Associated Persons; FINRA Matters.  Neither the Company nor, to the Company’s Knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(bbb)      Valid Choice of Law.  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and, subject to the provisions of EU Regulation No. 593/2008 relating to the law that is applicable to contractual obligations, will be honored by courts in the Netherlands except in case performance of the contract is unlawful in the Netherlands or manifest incompatibility with the public policy “ordre public” of the Netherlands.  The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or the offering of the Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(ccc)       No Rights of Immunity.  Neither the Company nor any of its Dutch properties, assets or revenues, except for the books and records required for the Company’s business, enjoy any rights of immunity from legal proceedings or the execution of judgment or other attachment in the Netherlands or the United States with respect to obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities.

(ddd)      Enforceability in the Netherlands.  This Agreement is in proper form to be enforceable in the Netherlands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Netherlands of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in the Netherlands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Netherlands (other than court fees or similar documentary tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(eee)       Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ii)           Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date, and agrees with the several Underwriters that:

(a)           Title to Offered Shares.  Such Selling Shareholder has and on each Closing Date will have valid and unencumbered title to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date. The Offered Shares to be delivered by such Selling Shareholder are held by the Custodian (as defined below) for such Selling Shareholder in book-entry form and are not certificated.

(b)           Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement (as defined below) or this Agreement in connection with the offering, issuance and sale of the Offered Shares sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws or by FINRA.

(c)           Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or the charter or by-laws or similar organizational documents of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation.

(d)           Power of Attorney. The irrevocable power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”, and collectively  the “Attorneys-in-Fact”) relating to the transactions contemplated herein, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(e)           Custody Agreement.  The custody agreement between such Selling Shareholder, the Company and American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in connection with the offer and sale of the Offered Shares contemplated herein has been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)            Prospectus.  On its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the effective time of the additional Registration Statement in which the Prospectus is included, and on each Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Shareholder specifically for use in the Prospectus, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(g)           No Undisclosed Material Information.  The sale of the Offered Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package and the Prospectus.

(h)           General Disclosure Package.  As of the Applicable Time, none of (i) the General Disclosure Package, or (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence applies only to written information furnished to the Company by such Selling Shareholder specifically for use in the General Disclosure Package or, any individual Limited Use Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(i)            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(j)            No Broker’s Fee. Such Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Selling Shareholder or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering and sale of the Offered Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(k)           Absence of Manipulation.  Neither such Selling Shareholder nor any affiliate of such Selling Shareholder has taken, nor will such Selling Shareholder or any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or to result in a violation of Regulation M under the Exchange Act.

(l)            Testing-the-Waters Communication. Such Selling Shareholder has not engaged in any Testing-the-Waters Communication.

(m)          Any certificate signed by or on behalf of such Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

3.             PURCHASE, SALE AND DELIVERY OF OFFERED SHARES.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell the Company Firm Shares and the Selling Shareholders agree, severally and not jointly, to sell the Selling Shareholder Firm Shares set forth opposite the names of the Selling Shareholders in Schedule B hereto to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of shares of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Offered Shares will be $[*] per share (the “Purchase Price”).

Each Selling Shareholder agrees that book-entry shares held in custody for the Selling Shareholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Shares hereunder, such Offered Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company will deliver the Company Firm Shares and the Selling Shareholders shall cause the Custodian to deliver the Selling Shareholder Firm Shares, in each case in book-entry form, to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names as the Representatives may direct by notice in writing to the Company for the Company Firm Shares and the Attorneys-in-Fact for the Selling Shareholder Firm Shares given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company for itself and the Custodian for the Selling Shareholders, payable to the order of the Company for the Company Firm Shares and to the order of the Custodian for the Selling Shareholder Firm Shares all at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on [*], 2020, in accordance with Rule 15c6-1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date”.  The Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and the Representatives.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares.  The price per share to be paid for the Optional Shares shall be the Purchase Price.  The Selling Shareholders agree to sell to the Underwriters, in proportion to the maximum number of the respective Optional Shares set forth opposite the names of the Selling Shareholders in Schedule B hereto, the number of Optional Shares specified in the written notice delivered by the Representatives to the Attorneys-in-Facts described below and the Underwriters agree, severally and not jointly, to purchase such number of Optional Shares.  The option granted hereby may be exercised as to all or any part of the Optional Shares at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement.  No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously is, sold and delivered.  The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Attorneys-in-Facts.

The option granted hereby shall be exercised by written notice being given to the Attorneys-in-Facts by the Representatives setting forth the number of shares of the Optional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Shares.  Each date and time for delivery of and payment for the Optional Shares (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Selling Shareholders shall cause the Custodian to deliver the Optional Shares to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Shareholders given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of Custodian all at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Shares may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Offered Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

(i)            The Company and the Selling Shareholders agree with the several Underwriters:

(a)           Required Filings; Amendments or Supplements; Notice to the Representatives.  To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its commercially reasonable efforts to obtain the withdrawal of such order.

(b)           Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm Shares within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c)           Permitted Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Offered Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(d)           Ongoing Compliance.  If at any time prior to the date when a prospectus relating to the Offered Shares is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective as soon as reasonably possible.  The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement.  In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Offered Shares, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)           Amendment to General Disclosure Package.  If the General Disclosure Package is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the

Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(f)            Amendment to Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(g)           Delivery of Registration Statement.  To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, the Company will furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)           Delivery of Copies.  Upon request of the Representatives, to the extent not available on EDGAR, the Company will deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the second business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the second business day following the date of such amendment or supplement

(the delivery of the documents referred to in clause (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(i)            Earnings Statement.  The Company will make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158); and furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that, so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with Commission on EDGAR, it shall be deemed to be in compliance with the foregoing requirement to furnish such earnings statements and annual reports to its shareholders.

(j)            Blue Sky Compliance.  The Company will take promptly from time to time such actions as the Representatives may reasonably request to qualify the Offered Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and comply with such laws, for so long as required to permit the offer and sale of Offered Shares in such jurisdictions; provided that each of the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)           Reports.  Upon request, during the period of one (1) year from the date hereof, the Company will deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Offered Shares are listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)            Lock-Up.  During the period commencing on and including the date hereof and ending on and including the (90th) day following the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares, options, rights or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than is contemplated by this Agreement with respect to the Offered Shares) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue the Company Firm Shares; (ii) issue Common Shares and options to purchase Common Shares, Common Shares underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; or (iii) issue Common Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iv) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Common Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iv) shall not be available unless each recipient of Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period (except as permitted under the form of the “lock-up” agreement attached as Exhibit I hereto).  The Company will cause each person and entity listed in Schedule E to furnish to the Representatives, and each of the Selling Shareholders will furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(m)          Delivery of SEC Correspondence.  Upon the request of the Representatives and to the extent not available on EDGAR, the Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Shares under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(n)           Press Releases.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(o)           Compliance with Regulation M.  Until the Representatives shall have notified the Company of the completion of the resale of the Offered Shares, each of the Company and the Selling Shareholders will not, and will use its commercially reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Shares, or attempt to induce any person to purchase any Offered Shares; and will not, and will use its commercially reasonable efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Shares.

(p)           Registrar and Transfer Agent.  To maintain, at its expense, a registrar and transfer agent for the Offered Shares for so long as the Common Shares are listed on the Nasdaq Global Market.

(q)           Use of Proceeds.  To apply the net proceeds from the sale of the Offered Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(r)            Exchange Listing.  To use its commercially reasonable efforts to list, subject to notice of issuance, the Offered Shares on the Nasdaq Global Market.

(s)            Performance of Covenants and Satisfaction of Conditions.  To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares and the Optional Shares.

5.             PAYMENT OF EXPENSES.

(i)            The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares and any taxes payable in that connection; (b) the costs incident to the registration of the Offered Shares under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including reasonable related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Offered Shares and any filings made with FINRA, in an amount not to exceed $25,000 in the aggregate; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Offered Shares under the securities laws of the several jurisdictions as provided in Section 4(i)(j)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys, in an amount not to exceed $25,000 in the aggregate; (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the registrar and transfer agent of the Offered Shares; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including fifty (50) percent of the cost of any aircraft chartered in connection with the road show with the prior consent of the Company, such consent not to be unreasonably withheld; and (j) all other costs and expenses of the Company incident to the offering of the Offered Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Offered Shares by them and the expenses of advertising any offering of the Offered Shares made by the Underwriters and fifty (50) percent of the cost of any aircraft and other transportation chartered in connection with the road show.

(ii)           The Company and the Selling Shareholders will, severally but not jointly, indemnify and hold harmless the Underwriters against any stamp, issue, registration or other similar documentary tax or duty, including any interest and penalties, on or in connection with the execution, delivery and performance by the Company, the Selling Shareholders or the Underwriters of this Agreement, except if such tax or duty is due as a result of or in connection with an Underwriter (a) being a resident in the Netherlands or Germany for tax purposes or (b) carrying on business through a permanent establishment in the Netherlands or Germany for tax purposes or (c) having a fixed establishment in the Netherlands or Germany for VAT purposes.  All payments to be made by the Company and the Selling Shareholders under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company or the applicable Selling Shareholder is compelled by law to deduct or withhold such Taxes.  In that event, and except for any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by the Netherlands or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company or the applicable Selling Shareholder, as appropriate, shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6.             CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a)           Registration Compliance; No Stop Orders.  The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Company’s Knowledge, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; and the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(i)(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)           Corporate Proceedings.  All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Offered Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           Opinion and 10b-5 Statement of Counsel for the Company.  Davis Polk & Wardwell LLP shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)           Opinion of Dutch Counsel for the Company.  NautaDutilh N.V. shall have furnished to the Representatives such counsel’s written opinion, as Dutch counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)           Opinion of German Counsel for the Company.  Taylor Wessing Partnerschaftsgesellschaft mbB shall have furnished to the Representatives such counsel’s written opinion, as German counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)            Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company.  Each of bohmann II bohman and Stanek Lemon Crouse + Meeks, PA, U.S. intellectual property counsel for the Company, shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)           Opinion of Counsel for Selling Shareholders.  Counsel for each Selling Shareholder shall have furnished to the Representatives such counsel’s written opinion, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h)           Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i)            Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Bring Down Comfort.  On each Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from Ernst & Young addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(k)           Officer’s Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company have complied with all of their respective agreements and satisfied all respective conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or to their Knowledge, any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(l)            No Material Adverse Change.  Since the date of the latest audited financial statements included in the General Disclosure Package, no event or condition of a type described in Section 2(I)(u) hereof shall have occurred or shall exist which event or condition is not described in the General Disclosure Package and the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Shares on the terms and in the manner contemplated in the General Disclosure Package.

(m)          No Legal Impediment to Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Offered Shares; and no injunction, restraining order or order of any other nature by any foreign, federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(n)           Market Conditions.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or Nasdaq Global Market, or trading in securities generally on the New York Stock Exchange, Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities in the United States or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States, Germany or the Netherlands shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, Germany or the Netherlands, or there shall have been a declaration of a national emergency or war by the United States, Germany or the Netherlands or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States, Germany or the Netherlands shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Offered Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(o)           Exchange Listing.  The Nasdaq Global Market shall have approved the Offered Shares for listing therein, subject only to official notice of issuance and evidence of satisfactory distribution.

(p)           Good Standing.  The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing (to the extent that such concept is applicable in the relevant jurisdiction) of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing (to the extent that such concept is applicable in the relevant jurisdiction) as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)           Lock Up Agreements.  The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the requested officers, managing directors, supervisory directors and certain shareholders of the Company, and Selling Shareholders listed in Schedule E to this Agreement.

(r)            Secretary’s Certificate.  The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(s)            Chief Financial Officer Certificate.  The Company shall have furnished to the Representatives as of the Closing Date, a certificate, dated the date hereof or such Closing Date, as applicable, of its Chief Financial Officer, substantially in the form of Exhibit II hereto.

(t)            Undertaking to Deliver Form 1099. The Custodian shall have confirmed to the Representatives that the Custodian will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(u)           Certification of Beneficial Ownership.  On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company and each institutional Selling Shareholder in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(v)           Additional Documents.  On or prior to such Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             INDEMNIFICATION AND CONTRIBUTION.

(a)           Indemnification of Underwriters by the Company.  The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or in any amendment or supplement thereto or in any Marketing Materials, or in any written or oral communication made by the Company in connection with its NDRs, (B) the omission or alleged omission to state in any Company Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, or in any written or oral communication made by the Company in connection with its NDR, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)           Indemnification of Underwriters by Selling Shareholders.  The Selling Shareholders shall severally and jointly indemnify and hold harmless each Underwriter Indemnified Party against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, or in any amendment or supplement thereto or in any Marketing Materials, or in any written or oral communication made by the Company in connection with its NDR, (B) the omission or alleged omission to state in any Company Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, or in any written or oral communication made by the Company in connection with its NDR, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Selling Shareholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Shareholders consists of the following information: the Selling Shareholders’ names and corresponding share amounts set forth in the table of Principal and Selling Shareholders in the Registration Statement and Prospectus under the heading “Principal and Selling Shareholders” and the Selling Shareholders’ addresses.

(c)           Indemnification of Company and the Selling Shareholders by the Underwriters.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its managing directors, its supervisory directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Shareholder (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(d)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), the Selling Shareholders in the case of a claim for indemnification under the Section 7(b), or the Representatives in the case of a claim for indemnification under Section 7(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(d), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or Section 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(e) but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(f)            The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(e) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(e) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.             TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 6(n) have occurred or if the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement.

9.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company and the Selling Shareholders shall fail to tender the Offered Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement or (d) the sale of the Offered Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Offered Shares, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this

Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided, further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.          SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Offered Shares hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Offered Shares of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.          ABSENCE OF FIDUCIARY RELATIONSHIP.  Each of the Company and the Selling Shareholders acknowledges and agrees that:

(a)           each Underwriter’s responsibility to the Company and the Selling Shareholders is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and no fiduciary, advisory or agency relationships between the Company or the Selling Shareholders and the

Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company or the Selling Shareholders on other matters;

(b)           the price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, and each of the Company and the Selling Shareholders, as applicable, is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship;

(d)           none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including shareholders, employees or creditors of the Company or the Selling Shareholders.

12.          ACKNOWLEDGMENT OF THE UNDERWRITERS.  The Underwriters understand and agree that no action has been or will be taken in any jurisdiction by the Underwriters that would permit a public offering of the Offered Shares other than the United States.

13.          SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Selling Shareholders and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company and the Selling Shareholders is solely contractual in nature and the Underwriters do not owe the Company, the Selling Shareholders or

any other party any fiduciary duty as a result of this Agreement.  No purchaser of any of the Offered Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.          SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, and as of the date of this Agreement or as of a specific date as set forth in such statements, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Shareholders or any person controlling any of them and shall survive delivery of and payment for the Offered Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 24, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

15.          NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: IBCM-Legal; and SVB Leerink LLC, One Federal Street, 37th Floor, Boston, Massachusetts 02110, Attention: Jack Fitzgerald;;

(b)           if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Centogene N.V., Am Strande 7, 18055 Rostock, Germany, FAO:  Richard Stoffelen, Chief Financial Officer, Fax:  +4938180113401, Email:  richard.stoffelen @centogene.com; or to Cogency Global Inc., with offices at 122 E 42nd Street, 18th Floor, New York, New York 10168; and

(c)           if to the Selling Shareholders or any of them, shall be delivered or sent by mail, telex, facsimile transmission or email to Centogene N.V., Am Strande 7, 18055 Rostock, Germany, FAO: Arndt Rolfs (E-mail: arndt.rolfs@centogene.com) and Richard Stoffelen (Fax: +4938180113401; Email: richard.stoffelen @centogene.com) as Attorneys-in-Fact of the Selling Shareholders; or to Cogency Global Inc., with offices at 122 E 42nd Street, 18th Floor, New York, New York 10168.

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.          DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the Nasdaq Global Market is open for trading and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.          GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations.  The Company irrevocably appoints Cogency Global Inc., with offices at 122 E 42nd Street, 18th Floor, New York, New York 10168 (and its successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 15, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

18.          WAIVER OF JURY TRIAL.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder.

19.          UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the sixth paragraph, the fourteenth paragraph, the fifteenth paragraph, the sixteenth paragraph and the seventeenth paragraph under the heading “Underwriting.”

20.          AUTHORITY OF THE REPRESENTATIVES.  In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

21.          GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

22.          COUNTERPARTS.  This Agreement may be signed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.          JUDGMENT CURRENCY.  The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

24.          RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(i)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CENTOGENE N.V.

By:
Name:
Title:

By:		By:
Name:	Arndt Rolfs	Name:	Richard Stoffelen
Title:	Chief Executive Officer	Title:	Chief Financial Officer

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B to this Agreement		As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B to this Agreement

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves
and as Representatives of several
Underwriters listed on Schedule A to this
Agreement.

By: CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By: SVB LEERINK LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Credit Suisse Securities (USA) LLC	[*] Company Firm Shares [*] Selling Shareholder Firm Shares	[*]
SVB Leerink LLC	[*] Company Firm Shares [*] Selling Shareholder Firm Shares	[*]
Robert W. Baird & Co. Incorporated	[*] Company Firm Shares [*] Selling Shareholder Firm Shares	[*]
BTIG, LLC	[*] Company Firm Shares [*] Selling Shareholder Firm Shares	[*]
Kempen & Co U.S.A., Inc.	[*] Company Firm Shares [*] Selling Shareholder Firm Shares	[*]
Total	[*]	[*]

SCHEDULE B

Name	Number of Selling Shareholder Firm Shares to be Sold	Number of Option Shares to be Sold

Arndt Rolfs	[*]	[*]

Careventures Fund II S.C.Sp	[*]	[*]

Equicore Beteiligungs GmbH	[*]	[*]

TVM Life Science Innovation I, L.P.	[*]	[*]

Michael Schlenk	[*]	[*]

Stefan Maeser	[*]	[*]

Jürgen Kohlhase	[*]	[*]

Hans-Bodo Hartmann	[*]	[*]

Doreen Niemann	[*]	[*]

Total	[*]	[*]

SCHEDULE C

General Use Free Writing Prospectuses

None.

SCHEDULE D

Pricing Information

Firm Shares to be Sold:  [*]  shares

Offering Price:  $[*] per share

Underwriting Discounts and Commissions:  [*]%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses):  $[*]

SCHEDULE E

Supervisory Board Members:

•                  Flemming Ornskov

•                  Hubert Birner

•                  Holger Friedrich

•                  Guido Prehn

•                  Eric Souetre

•                  Berndt Modig

•                  Peer Schatz

Management Board Members:

•                  Arndt Rolfs

•                  Richard Stoffelen

•                  Volkmar Weckesser

Executive Officers

•                  Peter Bauer

•                  Philip Lambert

•                  Sun Kim

Others:

•                  Entities affiliated with DPE Deutsche Private Equity GmbH

•                  Careventures Fund II S.C. Sp

•                  Entities affiliated with TVM Life Science Innovation I, L.P.

Selling Shareholders:

•                  Careventures Fund II S.C.SP

•                  Doreen Niemann

•                  Dr. Stefan Maeser

•                  Equicore Beteiligungs GmbH

•                  Hans-Bodo Hartmann

•                  Michael Schlenk

•                  Prof. Dr. Arndt Rolfs

•                  Prof. Dr. Jürgen Kohlhase

•                  TVM Life Science Innovation I, L.P.

SCHEDULE F

List of Subsidiaries of the Company

Centogene AG

Centogene IP GmbH

Centogene Shared Services GmbH

Centogene Fzllc, Dubai

Centogene US, LLC, Burlington, USA

Centogene GmbH, Vienna

Centogene India Pvt. Ltd.

Exhibit I

Form of Lock Up Agreement

CREDIT SUISSE SECURITIES (USA) LLC

SVB LEERINK LLC

As Representatives of the several Underwriters

c/o CREDIT SUISSE SECURITIES (USA) LLC

11 Madison Avenue

New York, New York 10010

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Re:  Centogene N.V. — Registration Statement on Form F-1 for Common Shares (the “Registration Statement”)

Ladies and Gentlemen:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Centogene N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), the selling shareholders to be listed on Schedule B to the Underwriting Agreement (the “Selling Shareholders”) and Credit Suisse Securities (USA) LLC and SVB Leerink LLC, as Representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering (the “Offering”) of common shares (the “Common Shares”) of the Company to be sold by the Company and the Selling Shareholders to be named in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or a supervisory board member or management board member of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the final prospectus relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) except in its capacity as a Selling Shareholder in this Offering, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as the same may be amended or supplemented from time to time (such Common Shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Shares or securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions set forth in the preceding paragraphs shall not apply to:

(1)           the Common Shares to be sold by the undersigned (if applicable) pursuant to the Underwriting Agreement;

(2)    if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession (or the equivalent thereof under the applicable laws of descent and succession) upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(3)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be;

(4)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned;

(5)           any transfers made solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(6)           any transfers made by the undersigned to the Company to satisfy tax withholding obligations or in connection with a cashless exercise pursuant to the Company’s equity incentive plans or arrangements disclosed in the final prospectus relating to the Offering;

(7)           transactions relating to Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after completion of the Offering;

(8)           the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and

(9)           the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this Agreement;

further provided, however, that in the case of any transfer described in clause (2) through (6) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Representatives.  For the purposes of clause (9), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).  For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from receiving, exercising or exchanging any options or warrants to acquire Common Shares or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company (which exercises may be effected on a cash or cashless basis to the extent the instruments representing such options or warrants permit exercises on a cash or cashless basis), including under the Company’s existing equity plans described in the Registration Statement and the final prospectus relating to this Offering (or in documents incorporated by reference therein), it being understood that any Common Shares issued upon such exercises or exchanges, or pursuant to such existing equity plans, will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Common Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Beneficially Owned Shares, other than such demands or requests in connection with its participation as a Selling Shareholder in this Offering.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by September 30, 2020, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Shares to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of its obligations under this Agreement.  The undersigned acknowledges and agrees that whether or not any public offering of Common Shares actually occurs depends on a number of factors, including market conditions.

Very truly yours,

Name:

Title:

Exhibit II

Form of Certificate of Chief Financial Officer

, 2020

I, Richard Stoffelen, do hereby certify that I am the Chief Financial Officer of Centogene N.V., a company incorporated under the laws of the Netherlands (the “Company”), and pursuant to Section 6(s) of that certain Underwriting Agreement, dated as of        , 2020 (the “Underwriting Agreement”), by and among the Company, Credit Suisse Securities (USA) LLC and SVB Leerink LLC, as representatives to the several underwriters named in Schedule A therein (the “Underwriters”), and the selling shareholders named in Schedule B therein, hereby certify, in the name and on behalf of the Company, and not in my individual capacity, that (capitalized terms used and not defined herein have the meanings ascribed to them in the Underwriting Agreement):

1.              I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and have responsibility for financial accounting matters with respect to the Company.

2.              I or members of my staff who are responsible for the Company’s financial accounting matters have reviewed the amounts circled on the copies of certain pages of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit A (the “Circled Information”).

3.              I or members of my staff who are responsible for the Company’s financial accounting matters have compared the Circled Information to the corresponding amounts included in or derived from the Company’s internal accounting records or schedules prepared by management from such accounting records for the applicable periods and found them to be in agreement in all material respects.

4.              Nothing has come to my attention that causes me to believe that the Circled Information is not accurate in all material respects or has been materially misstated or is materially misleading.

This certificate is being furnished to the Underwriters solely to assist them in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Offered Shares covered by the Registration Statement, the General Disclosure Package and the Prospectus.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name: Richard Stoffelen
Title: Chief Financial Officer

Exhibit A

Circled Information